UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2018

FTD Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35901	32-0255852
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3113 Woodcreek Drive
Downers Grove, Illinois 60515
(Address of Principal Executive Offices) (ZIP Code)
Telephone: (630) 719-7800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 12, 2018, in connection with its previously announced appointment of Scott. D. Levin to President and Chief Executive Officer of FTD Companies, Inc. (the “Company”), the Company entered into an amendment to Mr. Levin’s employment agreement and amended and restated Mr. Levin’s retention letter agreement. The amendments were approved by the Compensation Committee of the Board of the Directors of the Company.
Mr. Levin’s employment agreement (the “Levin Employment Agreement”) was amended to make administrative changes in connection with Mr. Levin’s appointment to President and Chief Executive Officer, including an update to reflect Mr. Levin’s current annualized base salary. Mr. Levin’s retention letter agreement (the “Levin Retention Letter Agreement”) was amended and restated to remove the provision related to a temporary monthly salary rate increase of $40,000, as such amount has been permanently incorporated into Mr. Levin’s base salary. The Levin Retention Letter Agreement includes other administrative changes in connection with Mr. Levin’s recent appointment to President and Chief Executive Officer.
The foregoing description of the Levin Employment Agreement and Levin Retention Letter Agreement with Mr. Levin does not purport to be complete and is qualified in its entirety by reference to the full text of the referenced agreements, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD COMPANIES, INC.
Dated:	November 13, 2018	By:	/s/ Steven Barnhart
			Name:	Steven Barnhart
			Title:	EVP and Chief Financial Officer